As Filed With the Securities and Exchange Commission on August 11, 2006
Registration No. 333-[____________]
U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GLENAYRE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0085742
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

825 8th Avenue, 23rd Floor, NY, NY	10019
(Address of Principal Executive Offices)	(Zip Code)
GLENAYRE 1996 INCENTIVE STOCK PLAN
(Full title of the plan)
DEBRA ZIOLA
Executive Vice President and
Chief Financial Officer
Glenayre Technologies, Inc.
825 8th Avenue, 23rd Floor
NY, NY 10019
(Name and address of agent for service)
(770) 283-2525
(Telephone number, including area code, of agent for service)
Please send copies of all communications to:
ELIZABETH H. NOE
Paul, Hastings, Janofsky & Walker, LLP
600 Peachtree Street, Suite 2400
Atlanta, Georgia 30308
CALCULATION OF REGISTRATION FEE

Title	Amount	Proposed Maximum	Proposed Maximum	Amount Of
Of Securities To Be	To Be	Offering Price	Aggregate	Registration
Registered	Registered(1)	Per Share	Offering Price	Fee
Common Stock, $.02 par value	3,000,000 shares (2)	$2.53 (3)	$7,590,000 (3)	$812 (3)

(1)	The Common Stock, $.02 par value includes the associated rights to purchase Series A Junior Participating Preferred Stock, $.01 par value that are attached to and trade with the shares of the Common Stock. Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Registrant, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)	Any value attributable to the rights to purchase Series A Junior Participating Preferred Stock that are attached to and trade with shares of the Common Stock is reflected in the market price of the Common Stock. Accordingly, no separate filing fee is being paid with respect to such rights.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, on the basis of $2.53 per share, the average of the high and low prices for the Common Stock on August 8, 2006 as reported by The Nasdaq Stock Market.

EXPLANATORY NOTE
     Glenayre Technologies, Inc. (the “Company”) first filed a Registration Statement on Form S-8 with the Securities and Exchange Commission relating to the Glenayre 1996 Incentive Stock Plan (the “1996 Plan”) on May 28, 1996 (File No. 333-04635). Subsequently and for the purpose of registering additional shares authorized for issuance under the 1996 Plan, the Company filed Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-04635) on May 26, 1998, the Registration Statement on Form S-8 (No. 333-81155) on June 21, 1999, the Registration Statement on Form S-8 (No. 333-37446) on May 19, 2000 and the Registration Statement on Form S-8 (No. 333-107786) on August 8, 2003. The Company is filing this Registration Statement to register an additional 3,000,000 shares of $.02 par value Common Stock (including the associated rights to purchase Series A Junior Participating Preferred Stock, $.01 par value that are attached to and trade with the shares of the Common Stock) authorized for issuance under the 1996 Plan pursuant to an amendment to the 1996 Plan.
STATEMENT OF INCORPORATION BY REFERENCE
     As permitted by General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of (i) PART I and (ii) PART II, Items 4, 6, 7 and 9, of the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-04635) filed by the Registrant on May 26, 1998, the Registration Statement on Form S-8 (No. 333-81155) filed by the Registrant on June 21, 1999, the Registration Statement on Form S-8 (No. 333-37446) filed by the Registrant on May 19, 2000 and the Registration Statement on Form S-8 (No. 333-107786) filed by the Registrant on August 8, 2003.
Part II
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed by Glenayre Technologies, Inc. (the “Company”) with the Securities and Exchange Commission (Commission File Number 0-15761) and are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

(d)	The Company’s Current Report on Form 8-K filed on June 22, 2006.

(e)	The description of the Company’s Common Stock contained in the Company’s Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended including any amendment or report filed for the purpose of updating such description.

(f)	The description of the Company’s Series A Junior Participating Preferred Stock contained in the Company’s Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended including any amendment or report filed for the purpose of updating such description.
     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.
Item 8. Exhibits.
4	Glenayre 1996 Incentive Stock Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

5	Opinion of Paul, Hastings, Janofsky & Walker LLP (filed herewith).

15	Acknowledgment of Ernst & Young LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP(contained in Exhibit 5).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 11, 2006.

GLENAYRE TECHNOLOGIES, INC.
By /s/ Debra Ziola
Debra Ziola
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Clarke H. Bailey Clarke H. Bailey	Chairman of the Board, Chief Executive Officer (Principal Executive Officer), and Director	August 11, 2006

/s/ Debra Ziola Debra Ziola	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2006

/s/ Ramon D. Ardizzone Ramon D. Ardizzone	Director	August 11, 2006

/s/ Donald S. Bates Donald S. Bates	Director	August 11, 2006

/s/ Cliff O. Bickell Cliff O. Bickell	Director	August 11, 2006

/s/ Peter W. Gilson Peter W. Gilson	Director	August 11, 2006

/s/ John J. Hurley John J. Hurley	Director	August 11, 2006

/s/ Horace H. Sibley Horace H. Sibley	Director	August 11, 2006

/s/ Howard W. Speaks, Jr. Howard W. Speaks, Jr.	Director	August 11, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
GLENAYRE TECHNOLOGIES, INC.
Commission File Number 0-15761
EXHIBIT INDEX

Exhibit	Description
4	Glenayre 1996 Incentive Stock Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

5	Opinion of Paul, Hastings, Janofsky & Walker LLP (filed herewith).

15	Acknowledgment of Ernst & Young LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP(contained in Exhibit 5).

5